Exhibit 99.2

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial data as of September 30, 2005 and for the nine months ended September 30, 2005 gives effect to the acquisition by Sunstone Hotel Investors, Inc. (“Sunstone”) of the Century Plaza Hotel, Los Angeles, California, and the related placement of debt. The following unaudited pro forma balance sheet as of September 30, 2005 gives effect to these transactions as if they had occurred on September 30, 2005, and the following unaudited pro forma income statement for the nine months ended September 30, 2005 is presented as if they had occurred on January 1, 2005.

The unaudited pro forma financial statements and related notes do not purport to represent what Sunstone’s results of operations would actually have been if the transactions had in fact occurred on the dates discussed above. They also do not project or forecast Sunstone’s results of operations for any future date or period. The unaudited pro forma financial statements should be read together with Sunstone’s historical consolidated and combined financial statements and related notes included in Sunstone’s Form 10-Q for the quarter ended September 30, 2005. The pro forma adjustments are based on available information and upon assumptions that Sunstone believes are reasonable; however, no assurance can be provided that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA BALANCE SHEET

September 30, 2005

(Unaudited)

(In thousands)

	Historical	Century Plaza Hotel (1)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$145,624	$(120,780)	$24,844
Restricted cash	45,528		45,528
Accounts receivable, net	36,952		36,952
Due from affiliates	87		87
Inventories	2,517		2,517
Prepaid expenses and other current assets	3,516		3,516

Total current assets	234,224	(120,780)	113,444
Investment in hotel properties, net	1,767,657	295,780	2,063,437
Other real estate, net	7,390		7,390
Deferred financing costs, net	7,401		7,401
Goodwill	27,299		27,299
Other assets, net	27,432		27,432

Total assets	$2,071,403	$175,000	$2,246,403

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and other accrued expenses	$22,831		$22,831
Accrued payroll and employee benefits	6,252		6,252
Due to Management Company	15,494		15,494
Dividends payable	17,819		17,819
Distributions payable	1,054		1,054
Other current liabilities	27,605		27,605
Current portion of secured notes payable	4,297		4,297

Total current liabilities	95,352		95,352
Notes payable, less current portion	1,016,015	175,000	1,191,015
Other liabilities	8,608		8,608

Total liabilities	1,119,975	175,000	1,294,975
Minority interests	52,450		52,450
Series C convertible redeemable preferred stock	99,046		99,046
Stockholders’ equity
Preferred stock	121,250		121,250
Common stock	479		479
Additional paid in capital	737,639		737,639
Unearned and accrued stock compensation	(7,082)		(7,082)
Accumulated earnings (deficit)	317		317
Cumulative dividends	(52,671)		(52,671)

Total stockholders’ equity	799,932		799,932

Total liabilities and equity	$2,071,403	$175,000	$2,246,403

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA BALANCE SHEET

September 30, 2005

(Unaudited)

(In thousands)

Notes to Unaudited Pro Forma Balance Sheet as of September 30, 2005

(1)	Represents the acquisition of the Century Plaza Hotel, Los Angeles, California:

Cash paid	$118,000
Debt placed in conjunction with the acquisition	175,000

Purchase price	293,000
Closing costs	2,780

Total costs	$295,780

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA CONDENSED INCOME STATEMENT

For the Nine Months Ended September 30, 2005

(Unaudited)

(In thousands, except per share data)

	Historical	Century Plaza (1)	Pro Forma
REVENUES
Room	$300,513	$26,399	$326,912
Food and beverage	96,448	18,872	115,320
Other operating	33,683	15,491	49,174

Total revenues	430,644	60,762	491,406

OPERATING EXPENSES
Room	65,457	7,020	72,477
Food and beverage	69,263	16,571	85,834
Other hotel	128,732	11,032	139,764
General and administrative
General and administrative—corporate	8,823		8,823
General and administrative—property operations	50,035	8,507	58,542
Amortization of deferred stock compensation	1,480		1,480
Depreciation and amortization	49,784	5,546	55,330

Total operating expenses	373,574	48,676	422,250

Operating income (loss)	57,070	12,086	69,156
Interest and other income	2,614		2,614
Interest expense	(43,290)	(8,033)	(51,323)

Income (loss) from continuing operations before minority interest and income taxes	16,394	4,053	20,447
Minority interest	(1,115)	142	(973)

Income (loss) from continuing operations	15,279	4,195	19,474
Preferred stock dividends	(6,886)		(6,886)

Income available to common stockholders	$8,393	$4,195	$12,588

Income (loss) per share to common stockholders:
Basic	$0.22		$0.26

Common shares outstanding (2):
Basic	37,600		47,871

Diluted	37,904		48,191

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA INCOME STATEMENT

For the Nine Months Ended September 30, 2005

(Unaudited)

(In thousands, except per share data)

Notes to Unaudited Pro Forma Income Statement for the Nine Months Ended September 30, 2005

(1)	Represents the acquisition of the Century Plaza Hotel, Los Angeles, California:

1a. The information presented represents activity for this property from January 1, 2005 to September 30, 2005, and includes guaranteed payments that would have been made by Hyatt Corporation under the management agreement. We acquired this property on October 5, 2005.

1b. Reflects the net change in interest resulting from the new debt incurred in connection with the purchase of the Century Plaza Hotel, Los Angeles, California

Actual interest expense	$43,290
Net increase in interest expense	8,033

Pro forma interest expense	$51,323

1c. Record minority interest for the pro forma period:

Pro forma income available to minority interest holders and common stockholders	$13,561
Minority ownership percentage	7.17%

Minority interest	$973

(2)	The shares used in the basic and diluted income available to common stockholders are as follows:

Basic shares outstanding as of September 30, 2005	47,871
Unvested restricted stock grants made to employees	320

Diluted shares outstanding	48,191

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